UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2004

EATON CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-1396	34-0196300

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Eaton Center
Cleveland, Ohio		44114

(Address of principal executive offices)		(Zip Code)

(216) 523-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Eaton Conforms Non-qualified Deferred Compensation Plans with
New Tax Legislation

On December 8, 2004, the Board of Directors of Eaton Corporation authorized the registrant to take steps to address the requirements of the recently enacted American Jobs Creation Act of 2004 (the “Act”). Specifically, it approved the adoption of the following compensation deferral plans for directors and officers and other key executives:

• the 2005 Non-Employee Director Fee Deferral Plan (the “2005 Director Plan”);

• the Eaton Corporation Deferred Incentive Compensation Plan II (the “2005 Deferral Plan”) and
• the Eaton Incentive Compensation Deferral Plan II (the “2005 EIC Plan”)

and the registrant’s Governance Committee approved the amendment of the Plan for the Deferred Payment of Directors’ Fees (the “1985 Director Plan” and as so amended, the “Director Plan Amendment”). On the same date, and also in response to the Act, the Board approved the adoption of the following supplemental retirement income non-qualified benefit plans for officers and other key executives:

• the Eaton Corporation Supplemental Benefits Plan II (the “2005 Supplemental Plan”);

• the Eaton Corporation Excess Benefits Plan II (the “2005 Excess Plan”); and
• the Limited Eaton Service Supplemental Retirement Income Plan II (the “2005 Limited Service Plan” and collectively with the 2005 Director Plan, the 2005 Deferral Plan, the 2005 EIC Plan, the 2005 Supplemental Plan and the 2005 Excess Plan, the “New Plans”).

The New Plans are intended to replace the registrant’s existing deferred compensation and supplemental retirement income plans with respect to compensation deferred and benefits accrued or vested after December 31, 2004. The registrant’s predecessor plans to each of the New Plans will continue in effect with respect to all amounts earned and vested prior to December 31, 2004. Below is a brief description of each of the New Plans and the Director Plan Amendment:

The 2005 Director Plan contains substantially the same terms and conditions as the registrant’s Plan for the Deferred Payment of Directors’ Fees, which is filed with the registrant’s Form 10-K for the year ended December 31, 2002 and is hereby incorporated into this current report by this reference, except that the 2005 Director Plan specifies that the timing and form of distributions be elected by the participant (and sets an election deadline in connection therewith), eliminates or modifies certain triggers that would have caused an acceleration of payments, imposes a requirement that distributions generally satisfy the conditions of the Act and contains certain other technical modifications of the plan language.

The 2005 Deferral Plan contains substantially the same terms and conditions as the registrant’s Deferred Incentive Compensation Plan, which is filed with the registrant’s Form 10-K for the year ended December 31, 2002 and is hereby incorporated into this current report by this reference, except that the 2005 Deferral Plan changes the options for the timing of distributions, accelerates the election deadlines, permits certain modifications to participant elections already made (as permitted by the Act), provides that certain potential imputed earnings on deferrals must be paid in cash rather than the registrant’s common shares, and eliminates or modifies certain triggers that would have caused an acceleration of payments, imposes a requirement that distributions generally satisfy the conditions of the Act and contains certain other technical modifications of the plan language.

The 2005 EIC Plan contains substantially the same terms and conditions as the registrant’s Incentive Compensation Deferral Plan, which is filed with the registrant’s Form 10-K for the year ended December 31, 2000 and is hereby incorporated into this current report by this reference, except that the 2005 EIC Plan changes the method for determining the the timing and form of distributions, eliminates variable term compensation as a deferral option, accelerates the election deadlines; allows for certain modifications to participant elections already made (as permitted under the Act); and eliminates or modifies certain triggers that would have caused an acceleration of payments, imposes a requirement that distributions generally satisfy the conditions of the Act and contains certain other technical modifications of the plan language.

The 2005 Supplemental Plan contains substantially the same terms and conditions as the registrant’s Supplemental Benefits Plan, which is filed with the registrant’s Form 10-K for the year ended December 31, 2002 and is hereby incorporated into this current report by this reference, except that the 2005 Supplemental Plan provides that benefits thereunder shall be paid upon the latest to occur of eligibility to commence benefits under the registrant’s qualified pension plan or separation from service; provides that participants may elect that benefits be paid either in lump sum form or in the form of an annuity available under the registrant’s pension plan; provides that the vested benefit of a participant for whom payment of benefits has not yet commenced shall be payable to such participant’s spouse upon such participants’ death (or to another selected beneficiary but only in a lump sum payment form for non-spouse beneficiaries)and limits the triggers that would have caused an acceleration of payments due under the Supplemental Benefits Plan;, imposes a requirement that distributions generally satisfy the conditions of the Act and contains certain other technical modifications to the plan language.

The 2005 Excess Plan contains substantially the same terms and conditions as the registrant’s Excess Benefits Plan, which is filed with the registrant’s Form 10-K for the year ended December 31, 2002 and is hereby incorporated into this current report by this reference, except that the 2005 Excess Plan contains substantially the same modifications and additional provisions in response to the Act as the 2005 Supplemental Plan described above.

The 2005 Limited Service Plan contains substantially the same terms and conditions as the registrant’s Limited Service Supplemental Retirement Income Plan, which is filed with the registrant’s Form 10-K for the year ended December 31, 2002 and is hereby incorporated into this current report by this reference, except that the 2005 Limited Service Plan contains substantially the same modifications and additional provisions in response to the Act as the 2005 Supplemental Plan described above. In addition it further provides that:

• all elected officers of the registrant as well as other mid career senior executives designated by the registrant’s Chief Executive Officer are eligible to participate in the 2005 Limited Service Plan;

• the ratio of final average pay used for calculating benefits under the 2005 Limited Service Plan is a maximum of 50% for participants with at least 15 years of service and a maximum of 44% for all other participants, rather than 45% and 40%, respectively;

• the maximum ratios described above will be applied to final average pay at age 62 rather than age 65;

• clarification that amounts accrued under the registrant’s qualified and non-qualified retirement income benefit plans will offset benefits accrued under the 2005 Limited Service Plan; and

• provides that a 50% death benefit (without reduction for this survivorship benefit) will be paid to an actively employed participant after attaining age 55 and that such benefit is payable to either the surviving spouse or any other named beneficiary.

The Director Plan Amendment provides that it applies only to compensation deferred under the 1985 Director Plan subsequent to December 31, 2004. It also provides that such amounts deferred shall be paid to participants in installments over 15 years unless the participant elects in advance to receive the payment in a single sum. Further, the Director Plan Amendment eliminates or modifies certain triggers that would have caused an acceleration of payments due under the 1985 Director Plan, imposes a requirement that distributions generally satisfy the conditions of the Act and contains certain other technical modifications to the plan language.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eaton Corporation
/s/ R.H. Fearon
Date: December 8, 2004	------------------------------------
R.H. Fearon Executive Vice President - Chief Financial and Planning Officer